Exhibit 99.1

FOR IMMEDIATE RELEASE

Dendrite Posts Strong Growth in First Quarter Revenue and Earnings

GAAP EPS Improves 24% from prior year to $0.13

Adjusted EPS of $0.15 Exceeds First Call Consensus Estimate of $0.14

Morristown, N.J., April 27, 2004 – Dendrite International, Inc. (NASDAQ: DRTE) today announced another strong quarter, reporting first quarter 2004 GAAP diluted earnings of $0.13 per share, up 24% compared to GAAP earnings of $0.11 per share for the first quarter of 2003.

Excluding approximately $1 million of non-cash amortization pertaining to acquisition related intangibles, first quarter 2004 adjusted earnings were $0.15 per diluted share, an improvement of 31% from an adjusted $0.11 per diluted share reported in the same period of the prior year.

FIRST QUARTER RESULTS

Revenues for the quarter increased to $95.1 million, up 59% from the prior year.  While the Synavant acquisition was a key contributor to the year-over-year revenue increase, the company also indicated that it achieved strong growth across the business and saw particular strength in its domestic middle market accounts, consulting and longitudinal prescription data services, and Japan.

“We are pleased to report that our success this quarter spanned numerous geographies and solutions,” said Chairman and CEO John Bailye.  “We are not only continuing to expand and grow our SFA business, but also see momentum building in our non SFA solutions.  We believe our clients are beginning to recognize and take advantage of the unique value that Dendrite can provide

April 23, 2004

through integrated solutions specifically designed to meet the complex and growing needs of the global pharmaceutical industry.”

Dendrite delivered GAAP operating income of $9.4 million in the first quarter of 2004, a 35% improvement over the prior year’s first quarter GAAP operating income of $7.0 million.  First quarter 2004 GAAP operating income included acquisition-related intangible amortization expense of approximately $1.0 million, versus $0.4 million during the same period in 2003.  The increase from the prior year was due to both the Synavant and Uto Brain acquisitions.  Additional detail on acquisition-related intangible amortization expense can be found on table 6 of the accompanying financial tables.

Excluding intangible amortization expense, adjusted operating income in the first quarter of 2004 was $10.4 million, up 42% from the $7.3 million adjusted operating income generated in the prior year.

“We continue to remain focused on bottom line results,” stated Mr. Bailye.  “We are pleased with the operating income growth we have delivered while also continuing to make investments in the key initiatives we believe will help us achieve our long term revenue and operating profit goals.”

KEY OPERATING STATISTICS

Dendrite ended the first quarter of 2004 with $41.4 million in cash and cash equivalents.  The $15.5 million of cash from operations reported for the first quarter, which also included $2.6 million of payments related to acquisition liabilities, was at a three year high.

A key contributor to the strong operating cash flow was accounts receivable days sales outstanding (DSO) which decreased nine days from the previous quarter to 59 days.  The company indicated that approximately 3 days of the reduction was from receipt of a $3.2 million scheduled payment of a long-term receivable.  The remaining 6 days of improvement was credited to strong collections efforts around the world.  “Our DSO was exceptionally strong this quarter and at its lowest level in almost two years.  Dendrite has always placed great emphasis on receivables management and we are very proud of our results this quarter,” said Chief Financial Officer Kathy Donovan.

RECENT HIGHLIGHTS

Dendrite reported success in many aspects of its business. Highlights included:

•                  Signing more than 35 new agreements with customers in North America, Europe, Latin America and Asia/Pacific Rim.   Additionally, the company continued building momentum in its Data and Analytics business by entering into agreements for 13 new studies using its longitudinal prescription data

•                  Adding approximately 2000 additional sales force automation user licenses through business with new customers and expanded business with existing customers

•                  Winning a major sales and marketing data outsourcing contract with Sankyo Pharma, in which Dendrite will provide all aspects of data management, including server hosting, implementation, project management and production control as well as its industry-leading customer information management and business intelligence solutions

•                  Completing its strategic acquisition in January 2004 of Uto Brain Co. in Japan to further broaden and enhance its product and service portfolio for the Japanese pharmaceutical industry and extend its leadership position in Japan.

•                  Completing its strategic acquisition of Medical Data Management in April 2004 to create the preeminent supplier of pharmaceutical sales and marketing solutions for the rapidly growing Central and Eastern European market

•                  Forming a services partnership in April 2004 with SAP America Inc. under which Dendrite will provide end-to-end support services to U.S. pharmaceutical companies deploying the SAP® for Pharmaceuticals solution

OUTLOOK

The company provided its customary six-month rolling outlook. “We currently believe that the combined revenue for the second and third quarters of 2004 will be in the range of approximately $200 to $206 million,” said Ms. Donovan.  “This outlook includes the recently announced acquisition of Medical Data Management in Europe, which is expected to contribute approximately $4 million of revenue in the second and third quarters combined.  Based on achieving this targeted revenue, we would anticipate delivering GAAP earnings in the range of $0.31 to $0.33 per diluted share over the next six months.  Excluding approximately $0.04 of projected acquisition-related intangible expense, we would expect adjusted earnings to be in the range of $0.35 to $0.37 per diluted share for that same period.”

This outlook is based on our current expectations and assumptions and constitutes “forward-looking information.”  The company can give no assurance that such expectations and assumptions will prove to be correct.  The company does not intend to update such outlook other than in connection with regularly scheduled earnings releases.

Please visit our website at www.dendrite.com to participate in our earnings call web cast on April 27, 2004 at 5 p.m. EDT.

ABOUT DENDRITE

Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients. For more information, visit www.dendrite.com.

Investor Relations

Christine Croft

908-541-5865

christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,”“target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; acquisitions, including the success of the acquisition of Synavant and other acquisitions and the risks associated with the integration of acquisitions; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors;  less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.

TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Unaudited Three Months Ended March 31,
	2004	%	2003	%	Change

Revenues:
License fees	$3,346	3.5%	$2,562	4.3%	31%
Services	91,718	96.5%	57,148	95.7%	60%
	95,064	100.0%	59,710	100.0%	59%

Cost of sales:
Cost of license fees	989	1.0%	1,079	1.8%	-8%
Cost of services	49,036	51.6%	28,741	48.1%	71%
	50,025	52.6%	29,820	49.9%	68%

Gross margin:
License fees gross margin	2,357	70.4%	1,483	57.9%	12.5	Pt
Services gross margin	42,682	46.5%	28,407	49.7%	(3.2	)Pt
	45,039	47.4%	29,890	50.1%	(2.7	)Pt

Operating expense (income):
Selling, general and administrative	32,966	34.7%	20,239	33.9%	63%
Research and development	3,022	3.2%	2,698	4.5%	12%
Other operating (income)	(339)	-0.4%	—	0.0%	NM
	35,649	37.5%	22,937	38.4%	55%

Operating income	9,390	9.9%	6,953	11.6%	35%
Interest income	7	0.0%	243	0.4%	-97%
Other income	43	0.0%	9	0.0%	NM
Income before income taxes	9,440	9.9%	7,205	12.1%	31%
Income taxes	3,776	4.0%	2,882	4.8%	31%

Net income	$5,664	6.0%	$4,323	7.2%	31%

Net income per share:
Basic	$0.14		$0.11		28%
Diluted	$0.13		$0.11		24%

Shares used in computing net income per share:
Basic	40,919		40,097
Diluted	42,515		40,269

NM — Not meaningful.

TABLE 2

DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Unaudited Three Months Ended March 31,
	2004 (1)%		2003 (1)%		Change

Revenues:
License fees	$3,346	3.5%	$2,562	4.3%	31%
Services	91,718	96.5%	57,148	95.7%	60%
	95,064	100.0%	59,710	100.0%	59%

Cost of sales:
Cost of license fees	836	0.9%	927	1.6%	-10%
Cost of services	48,971	51.5%	28,741	48.1%	70%
	49,807	52.4%	29,668	49.7%	68%

Gross margin:
License Gross Margin	2,510	75.0%	1,635	63.8%	11.2	Pt
Services Gross Margin	42,747	46.6%	28,407	49.7%	(3.1	)Pt
	45,257	47.6%	30,042	50.3%	(2.7	)Pt

Operating expense (income):
Selling, general and administrative	32,157	33.8%	20,000	33.5%	61%
Research and development	3,022	3.2%	2,698	4.5%	12%
Other operating (income)	(339)	-0.4%	—	0.0%	NM
	34,840	36.6%	22,698	38.0%	53%

Operating income	10,417	11.0%	7,344	12.3%	42%
Interest income	7	0.0%	243	0.4%	-97%
Other income	43	0.0%	9	0.0%	NM
Income before income taxes	10,467	11.0%	7,596	12.7%	38%
Income taxes	4,187	4.4%	3,038	5.1%	38%

Net income	$6,280	6.6%	$4,558	7.6%	38%

Net income per share:
Basic	$0.15		$0.11		35%
Diluted	$0.15		$0.11		31%

Shares used in computing net income per share:
Basic	40,919		40,097
Diluted	42,515		40,269

Note:                   The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1)                                 See Table 3 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended March 31, 2004 and 2003.

NM                            - Not meaningful.

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31, 2004			Three Months Ended March 31, 2003
	Total Adjusted	Adjustments (1)	GAAP	Total Adjusted	Adjustments (1)	GAAP

Revenues:
License fees	$3,346	$—	$3,346	$2,562	$—	$2,562
Services	91,718	—	91,718	57,148	—	57,148
	95,064	—	95,064	59,710	—	59,710

Cost of sales:
Cost of license fees	836	153	989	927	152	1,079
Cost of services	48,971	65	49,036	28,741	—	28,741
	49,807	218	50,025	29,668	152	29,820

Gross margin:
License Gross Margin	2,510	(153)	2,357	1,635	(152)	1,483
Services Gross Margin	42,747	(65)	42,682	28,407	—	28,407
	45,257	(218)	45,039	30,042	(152)	29,890

Operating expense (Income):
Selling, general and administrative	32,157	809	32,966	20,000	239	20,239
Research and development	3,022	—	3,022	2,698	—	2,698
Other operating (income)	(339)	—	(339)	—	—	—
	34,840	809	35,649	22,698	239	22,937

Operating income	10,417	(1,027)	9,390	7,344	(391)	6,953
Interest income	7	—	7	243	—	243
Other income	43	—	43	9	—	9
Income before income taxes	10,467	(1,027)	9,440	7,596	(391)	7,205
Income taxes	4,187	411	3,776	3,038	156	2,882

Net income	$6,280	$(616)	$5,664	$4,558	$(235)	$4,323

Net income per share (2)
Basic	$0.15	$(0.02)	$0.14	$0.11	$(0.01)	$0.11
Diluted	$0.15	$(0.01)	$0.13	$0.11	$(0.01)	$0.11

Shares used in computing net income (loss) per share:
Basic	40,919	40,919	40,919	40,097	40,097	40,097
Diluted	42,515	42,515	42,515	40,269	40,269	40,269

(1)                                 Adjustments represent exclusion of acquisition related amortization expense of definite lived intangible assets.  See Table 6 for purchased intangible asset amortization schedule:

(2)                                 Net income per share does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 4

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2004	December 31, 2003 (1)
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$41,396	$30,405
Accounts receivable, net	62,239	71,383
Prepaid expenses and other current assets	8,555	8,483
Deferred taxes	8,844	8,844
Facility held for sale	6,900	6,900
Total current assets	127,934	126,015

Property and equipment, net	28,019	28,140
Other assets	2,120	2,004
Long-term receivable	—	3,157
Goodwill	76,666	70,403
Intangible assets, net	19,672	18,574
Purchased capitalized software, net	1,513	1,666
Capitalized software development costs, net	6,240	6,126
Deferred taxes	6,372	6,372
	$268,536	$262,457

Liabilities and Stockholders’ Equity
Current Liabilities:
Current installments of long-term debt	$834	$—
Accounts payable	7,983	4,990
Income taxes payable	4,694	6,194
Capital lease obligations	722	1,033
Accrued compensation and benefits	15,810	16,104
Accrued professional and consulting fees	7,238	7,842
Other accrued expenses	18,330	21,038
Purchase accounting restructuring accrual	4,328	3,203
Deferred revenues	14,528	16,379
Total current liabilities	74,467	76,783

Capital lease obligations	102	187
Purchase accounting restructuring accrual	6,678	8,627
Deferred rent	447	369
Long-term debt, excluding current installments	1,405	—
Other non-current liabilities	69	356

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 43,288,902 and 43,013,428 shares issued; 41,066,202 and 40,790,728 shares outstanding	103,577	100,448
Retained earnings	103,600	97,936
Deferred compensation	(70)	(56)
Accumulated other comprehensive loss	(863)	(1,317)
Less treasury stock, at cost	(20,876)	(20,876)

Total stockholders’ equity	185,368	176,135

	$268,536	$262,457

(1) Amounts reflect reclassifications to conform to current year presentation.

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	For the Three Months Ended March 31,
	2004	2003
Operating activities:
Net income	$5,664	$4,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,196	4,031
Amortization of deferred compensation, net of forfeitures	109	(50)
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	13,671	4,857
Decrease in prepaid expenses and other	737	1,927
Decrease (increase) in other non-current assets	254	(181)
Decrease in accounts payable and accrued expenses	(4,027)	(3,534)
Decrease in purchase accounting restructuring accrual	(2,615)	(190)
Decrease in income taxes payable	(1,007)	(3,399)
(Decrease) increase in deferred revenue	(2,575)	681
Increase in other non-current liabilities	114	27

Net cash provided by operating activities	15,521	8,492

Investing activities:
Sales of short-term investments	—	796
Acquisitions, net of cash acquired	(1,990)	—
Purchases of property and equipment	(2,530)	(2,545)
Additions to capitalized software development costs	(770)	(664)

Net cash used in investing activities	(5,290)	(2,413)

Financing activities:
Repayments of long term debt	(1,120)	—
Repayments of acquired loan	(624)	—
Payments on capital lease obligations	(405)	(125)
Issuance of common stock	2,514	1,266

Net cash provided by financing activities	365	1,141

Effect of foreign exchange rate changes on cash	395	37

Net increase in cash and cash equivalents	10,991	7,257
Cash and cash equivalents, beginning of year	30,405	68,308

Cash and cash equivalents, end of period	$41,396	$75,565

TABLE 6

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(DOLLARS IN THOUSANDS)

(UNAUDITED)

				2004
	Intangible Value	Life (Years)		Actuals 1st Qtr	Projections				Full Year Projections
					2nd Qtr	3rd Qtr	4th Qtr	2004	2005 (b)	2006 (b)	2007 (b)	2008 (b)	Thereafter

Synavant Intangible Detail
Covenants not to compete	$2,100	2		$263	$263	$263	$263	$1,052	$481	$—	$—	$—	$—
Backlog	2,400		(a)	129	129	129	129	516	87	—	—	—	—
Pharbase Database	2,600	10		65	65	65	65	260	260	260	260	260	1,159
Customer relationships	5,800	13		112	112	112	112	448	446	446	446	446	3,328

Synavant Amortization Total				569	569	569	569	2,276	1,274	706	706	706	4,487

PharmaVision Amortization				76	76	76	76	304	344	201

SAI Amortization				322	322	322	322	1,288	610	445	—	—	—
UTO Brain Amortization				60	60	60	60	240	176	176	176	176	927
MDM Amortization				—	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD
Total Amortization Expense				$1,027	$1,027	$1,027	$1,027	$4,108	$2,404	$1,528	$882	$882	$5,414

(a) Backlog is amortized as the backlog revenue is recognized.

(b) Amortization is evenly spread throughout the year.

(c) TBD - To be determined.